                                                                EXHIBIT 10AP

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment"), dated as of the 10th day of December, 1996 (the "Effective Date"), by and among FIRST UNION NATIONAL BANK OF MARYLAND (the "Assignor"), THE GEORGE MASON BANK, N.A. (the "Assignee"), and PIKE SHOPPING CENTER LIMITED PARTNERSHIP (the "Lessor"), recites and provides:

RECITALS:

        By Lease (the "Lease"), between the Lessor (as landlord) and the Assignor, successor to The Bank of Baltimore (as tenant), the Lessor leased to the Assignor certain real estate located in the County of Montgomery, Maryland, and more particularly described in the Lease (the "Leased Premises"). A true and complete copy of the Lease is attached hereto as Exhibit "A". Under the terms of the Lease, the Assignor may not assign its interest in the Lease except with the prior written consent of the Lessor.

        The Assignor now wishes to assign and transfer to the Assignee all of the Assignor's right, title, and interest in and to the Lease. The Lessor is willing to consent to such assignment on the terms and conditions set forth herein.

ASSIGNMENT AND ASSUMPTION AGREEMENT:

        FOR and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Assignment. Effective as of the Effective Date, the Assignor hereby assigns and transfers to the Assignee all of the Assignor's right, title, and interest in and to the Lease for the remainder of the term thereof (including any rights to renew the Lease or extend the term thereof), subject to the rental, terms, covenants, and conditions of the Lease. Notwithstanding the foregoing, however, the Assignee shall have the right to terminate this Assignment on or before thirty (30) days from the Effective Date (the "Regulatory Approval Period") in the event the Assignee is not able to obtain, or is denied, approval from the Office of the Comptroller of the Currency and/or the requisite regulatory agency of the State of Maryland (collectively, the "Regulatory Approvals") before the expiration of the Regulatory Approval Period. The Assignee shall exercise due diligence to obtain the Regulatory Approvals. The Assignee shall have the further right to terminate this Assignment on or before thirty (30) days from the Effective Date (the "Environmental Review Period") in the event the Assignee determines within the Environmental Review Period, in the exercise of reasonable discretion and based upon an environmental audit of the Leased Premises, that hazardous materials are located in, on or under the Leased Premises, in violation of local, state or federal laws. The Lessor executes this Assignment to grant to the Assignee complete access to the Leased Premises for the purpose of conducting such environmental audit, provided that the Assignee repairs any damage to the Leased Premises caused in connection with such environmental audit. The Assignee shall indemnify and hold the Lessor harmless from and against all costs, expenses, and liabilities incurred by the Lessor in connection with the environmental audit conducted by the Assignee and the Assignee's entry upon the Leased Premises pursuant to this paragraph.

      2. Condition of Premises. Within ten (10) days of the Effective Date, the Assignor shall inspect the HVAC system and the bathroom fixtures within the Leased Premises and shall make such repairs thereto as the Assignor deems reasonably necessary to ensure that the same are in good working condition as of such date. The Assignee acknowledges that it has had and, prior to the

Effective Date, shall have an opportunity to examine the Leased Premises.
This assignment and transfer is made "as is" and, except as expressly provided in this Assignment, there are no warranties, express or implied, with respect to the Leased Premises.

      3. Representations and Warranties. The Assignor and the Assignee each represent and warrant to the other that (a) it has full power and authority to execute and deliver this Assignment, and (b) the execution and delivery hereof and the terms and obligations hereof do not contravene any agreement to which it is a party or by which it or the Leased Premises is bound. The Lessor (except as to subparagraph (iv) below) and the Assignor represent and warrant to the
Assignee: (i) that the Lease is in full force and effect, (ii) that to the best of their knowledge, there exists no event of default thereunder on the part of either the Assignor or the Lessor, (iii) that to the best of their knowledge, there exists no event which with the giving of notice or the expiration of any applicable cure period would constitute an event of default by either the Assignor or the Lessor under the Lease, and (iv) that the Leased Premises as of the Effective Date contains among other equipment, the following items (as they were on September 6, 1996, the date the Assignor and the Assignee walked through the Leased Premises): (a) a drive through banking facility, (b) one night teller safe, and (c) undercounter teller equipment.

      4. Indemnity by Assignor. Subject to the provisions of paragraph 2 of this Assignment, the Assignor covenants to hold the Assignee harmless from and indemnify the Assignee for any loss, damage, cost, or expense (including reasonable attorneys' fees) arising out of any failure of the Assignor to perform any of its obligations under the Lease up to and including the Effective Date. Notwithstanding the foregoing, except as expressly provided in paragraph 5 of this Assignment, Assignor (as between Assignor and Assignee) shall have no responsibility with respect to any of the obligations under the Lease from and after the Effective Date. Nothing contained in this paragraph 4 shall be deemed to be a release by Lessor of Assignor from its obligations under the Lease.

         5. Acceptance, Assumption, and Indemnity by Assignee. The Assignee (a) accepts the assignment of all of the Assignor's right, title, and interest in and to the Lease, (b) agrees to be bound by all of the terms, covenants, and conditions thereof, and (c) assumes the obligations of the Assignor under the Lease from and after the Effective Date; provided, however, that the Assignee's obligation to pay rent under the Lease shall not commence until sixty (60) days after the Effective Date and during such sixty (60) day period the Assignor shall pay rent under the Lease. The Assignee covenants and agrees to perform each term, covenant, and condition directly for the benefit of the Lessor and to hold the Assignor harmless from and indemnify the Assignor for any loss, damage, cost, or expense (including reasonable attorneys' fees) arising out of any failure of the Assignee to perform any of its obligations under the Lease from and after the Effective Date. Notwithstanding the foregoing, Assignee shall have no responsibility with respect to any of the obligations under the Lease up to and including the Effective Date or at any time after the date Assignee terminates this Assignment, if it terminates this Assignment pursuant to paragraph 1 hereof

         6. Consent of Lessor. The Lessor executes this Assignment to evidence its consent to the assignment effected hereby; provided, however, that such consent shall neither be nor be deemed to be a consent to, or a waiver of the necessity of obtaining the consent of the Lessor to, any proposed future assignment.

         7. Modification of Lease. The Lessor and the Assignee further execute this Assignment to modify the Lease, effective as of the Effective Date (and provided Assignee does not terminate this Assignment as provided herein) as follows:

                  (a) The words "9:00 a.m. to 5:00 p.m. Mondays through Saturdays" in paragraph 39 of the Lease are deleted and the words "9:00 a.m. to 5:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. Saturdays" are inserted in their place.

                  (b) Notwithstanding anything to the contrary contained in the Lease, the Assignee shall be permitted, with the prior written consent of Lessor, to renovate the Leased Premises, which renovation shall include (i) replacement of the shake mansard roof with a standing scam metal roof, painted red, (ii) painting the exterior of the Leased Premises white, (iii) replacement of the drive through automatic teller machine, and (iv) painting, wall papering and redecorating the interior of the Leased Premises.

                  (d) Notwithstanding anything to the contrary contained in the Lease, and subject to paragraph 20 of the Lease, the Assignee shall have the right to place its sign in the dedicated pylon sign previously used by the Assignor.

                  (e) Notwithstanding anything to the contrary contained in the Lease, the Assignee shall have the right from time to time, with the prior written consent of Lessor, to replace the landscaping located at the corner of Rockville Pike and Bou Avenue, with such plants and other materials as are acceptable to the Lessor in the exercise of its reasonable discretion.

                  8. Change of Address. For all purposes under the Lease, including, but not limited to paragraph 35 thereof, the mailing address for the tenant thereunder shall be changed to the following:

          Mr. Dennis Danko
          Assistant Vice President, Facilities Dept.
          The George Mason Bank, N.A.
          4241 Walney Road
          Chantilly, Virginia 22021

         9. Further Assurances. Each party hereto covenants and agrees to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of any other party, any and all instruments, papers, deeds, acts, or things, supplemental, confirmatory, or otherwise, as may be reasonably required by such other party for the purpose of effecting the assignment described herein.

         10. Completeness and Modification. This Assignment constitutes the entire agreement between the parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings, or agreements between the parties hereto.

         11. Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         12. Governing Law. This Assignment and all other instruments referred to herein shall be governed by, and shall be construed according to the laws of the State of Maryland.

         13. Counterparts. To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. This Assignment shall not be effective unless and until it has been executed by all parties hereto, which must occur, if at all, on or before December 31, 1996.

         14. Incorporation by Reference. All of the Exhibits attached hereto or referred to herein and all documents in the nature of such Exhibits are by reference incorporated herein and made a part of this Assignment.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives effective as of the later of the dates of execution set forth below, which later date shall be the effective date hereof and shall be inserted on page 1 of this Assignment.

                                       ASSIGNOR:

                                       FIRST UNION NATIONAL BANK OF MARYLAND

 12/2/96                               By:         [SIG]
------------------------                  ---------------------------
Date                                   Its: V.P.
                                          ---------------------------

                                       ASSIGNEE:

                                       THE GEORGE MASON BANK, N.A.

 11/26/96                              By:         [SIG]
------------------------                  ---------------------------
Date                                   Its: Pres
                                          ---------------------------

                                       LESSOR:

                                       PIKE SHOPPING CENTER LIMITED PARTNERSHIP

 12/10/96                              By:         [SIG]
------------------------                  ---------------------------
Date                                   Its: Partner
                                          ---------------------------

  STATE OF North Carolina
           --------------
     County of Gaston, to wit:
    -------    ---------

       The foregoing instrument was duly acknowledged before me in the County of
                                                                       ------
Gaston            this 3 day of Dec., 1996, by        ,  as Vice President
--------------,       ---       ---           --------      --------------
  of FIRST UNION NATIONAL BANK OF MARYLAND, a national banking association, on behalf of the association.

                                                       /s/ PATRICIA H. BRYANT
                                                       ----------------------
                                                       Notary Public
  My commission expires:       4/22/2000
                         --------------------


  STATE OF   Virginia
           -------------------

 County      of     Fairfax        to wit:
------------    -----------------,

         The foregoing instrument was duly acknowledged before me in the County of Fairfax, this 26th day of November, 1996, by Webb Hayes, as President ------
-------       ---         --------          ----------     --------- of THE
GEORGE MASON BANK, N.A., a national banking association, on behalf of the association.

                                                          [SIG]
                                                   ------------------------
                                                   Notary Public
  My commission expires: 2/28/99
                        --------------


UNITED STATES OF AMERICA
DISTRICT of COLUMBIA, to wit:

     The foregoing instrument was duly acknowledged before me in the District
                                                                     ---------
of  Columbia, this 10th day of December, 1996, by Ralph S. Dweck ,
    --------       ----        --------          ----------------
as General Partner of PIKE SHOPPING CENTER LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the partnership.

                                                          [SIG]
                                                  --------------------------
                                                   Notary Public

  My commission expires:  July 31, 1997
                        ---------------------

                                 LEASE AGREEMENT
                              PIKE SHOPPING CENTER

LANDLORD: PIKE SHOPPING CENTER LIMITED PARTNERSHIP
TENANT:   The Bank of Baltimore
                                TABLE OF CONTENTS


ARTICLE                                                      PAGE

 1.      Data Sheet ....................................        1
 2.      Demised Premises ..............................        1
 3.      Ingress and Parking ...........................        2
 4.      Condition of Premises .........................        2
 5.      Lease Term and Surrender; Renewal Option ......        2
 6.      Fixed Minimum Rent ............................        3
[7.      Percentage Rent]...............................        4
[8.      Gross Revenue Reports].........................        5
[9.      Audit].........................................        5
[10.     Definition of Gross Revenues; Record Keeping]..        5
 11.     Taxes and Assessments .........................        7
 12.     Laws and Ordinances ...........................        9
 13.     Furniture; Fixtures ...........................        9
 14.     Repairs; HVAC Contract ........................       10
 15.     Tenant Alterations ............................       10
 16.     Damage ........................................       11
 17.     Eminent Domain ................................       12
 18.     Roof Rights ...................................       13
 19.     Store Purpose; Trade Name .....................       13
 20.     Signs .........................................       13
 21.     Hours of Lighting .............................       14
 22.     Parking and Common Use Area ...................       14
 23.     Utilities .....................................       15
 24.     Trash .........................................       15
 25.     Keep Clean ....................................       15
 26.     Hold Harmless .................................       15


 27.       Property at Tenant's Risk ...............................       16
 28.       Insurance Risk ..........................................       16
 29.       Landlord's Access .......................................       16
 30.       Bankruptcy ..............................................       16
 31.       Default of Tenant .......................................       17
 32.       Reletting ...............................................       18
 33.       Hold Over ...............................................       20
 34.       Subordination and Attornment ............................       20
 35.       Notices .................................................       21
 36.       Successors and Assigns ..................................       21
 37.       Subletting and Assignment ...............................       21
 38.       Not Partners ............................................       22
 39.       Continuous Occupancy ....................................       22
 40.       Maintenance and Operation of Common Areas ...............       23
 41.       Cost of Maintenance and Operation of Common Areas .......       23
 42.       Insurance ...............................................       24
 43.       Additional Rent; Late Charges ...........................       25
 44.       Quiet Enjoyment .........................................       26
 45.       Transfer of Landlord's Interest; Landlord's Liability....       26
 46.       No Waiver ...............................................       26
 47.       Partial Invalidity ......................................       26
 48.       Rules and Regulations ...................................       27
 49.       Modification ............................................       27
 50.       Estoppel Certificate ....................................       27
 51.       Waiver of Jury Trial ....................................       27
[52.       Security Deposit]........................................       27
 53.       Miscellaneous ...........................................       28
 54.       Hazardous Materials .....................................       28

                                LIST OF EXHIBITS

Exhibit "A": Common Area Maintenance Costs (See Section 41).
Exhibit "B": Rules and Regulations (See Section 48).
Exhibit "C": Declaration of Tender of Possession (See Section 4B).

                                 LEASE AGREEMENT
                      (Store Space in Pike Shopping Center)

      THIS LEASE AGREEMENT (the "Lease") made this ____ day of ________________, 199__ , by and between PIKE SHOPPING CENTER LIMITED PARTNERSHIP, a Maryland limited partnership, whose address is 1730 M Street, NW, Suite 408, Washington, D.C. 20036 hereinafter designated "Landlord"); and The Bank of Baltimore, a Financial Institution organized and existing under the laws of Maryland (hereinafter designated "Tenant").

                                   WITNESSETH

      1. Data Sheet. This Article 1 is an integral part of this Lease and all of the terms, dates and requirements set forth in this Article 1 are incorporated in this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following terms, whenever used in this Lease, shall have the meanings set forth in this Article 1, subject to adjustments thereto or more detailed definitions set forth elsewhere in this Lease. If there is any conflict between any of the Lease provisions set forth in this Article 1 and any other provisions of this Lease, the latter shall control.

(a) Leased Premises: The existing store premises known by street address of 12101 Rockville Pike, in Pike Shopping Center, Rockville, Maryland.

(b)   Square Feet of Premises: Approximately 2,000 gross square feet of space.

(c)   Tenant's Percentage Share of Real Estate Taxes: 2.69%.

(d)   Tenant's Percentage Share of C.A.M. Costs: 2.69%.

(e)   Lease Dates:

      (1)   Commencing: February 1, 1994

      (2)   Ending: January 31, 2004

      (3)   Renewal term: 1-5 Year Term

[(g)  Percentage Rent Rate: _____paid quarter annually.]

[(h)  Percentage Rent Base: As provided in Article 7(A) hereof.]

[(i) Dates quarter annual Reports are Due: the_____day of each_____, __________, _________and_______, covering respectively the immediately preceding calendar quarter, commencing for the first such quarterly report on______________.]

[(j) Date Certified Annual Report is Due: The _____day of each______, commencing_________________.]

[(k)  Prepaid Sum, Upon Lease Execution:_____________.]

[(l)  Lease Year: January 1, 1994 through the following December 31, 1994.]

(m)   Minimum Annual Rent: As provided in Article 6(A).

[(n)  Security Deposit:________________________.]

(o)   Tenant's Trade Name: The Bank of Baltimore.

(p)   Permitted Uses:  Financial Services

      2. Demised Premises. In consideration of all Tenant's undertakings hereinafter set forth, including payment of rent as hereinafter specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the existing store premises now known by street address of 12101 Rockville Pike (the "Leased Premises" mentioned above, also herein called the "demised premises" or the "premises"), being one of a group of stores in the shopping center development now known as PIKE SHOPPING CENTER (herein called the "Shopping Center") situated at Bou Avenue and Rockville Pike in Montgomery County, Maryland, said demised premises containing a mutually agreed area of approximately 2,000 gross square feet of space.

      3. Ingress and Parking. Landlord grants to the Tenant during the term hereof a nonexclusive right of ingress and egress and free parking of vehicles of the Tenant's customers in the Shopping Center parking areas, and including a right for ingress and egress to and from the adjoining public streets, highways and/or service area; subject to the provisions of Article 22 hereof.

      Not withstanding the foregoing, tenant and its customers will continue to be granted the exclusive right of parking in those spaces currently designated as bank parking.

      4. Condition of Premises. (A) Tenant hereby accepts possession of the premises in "as-is" condition, without the requirement or necessity of Landlord to perform, pay for or provide any work, materials or services whatsoever. Tenant has inspected the premises, and is fully satisfied with the condition of the premises.

            (B) Upon execution of this Lease, the parties shall join in executing a Declaration in the form of Exhibit "C" annexed hereto, with all blanks therein properly completed.

            (C) When so notified by Landlord to do so, Tenant shall commence performance of the work necessary to fully fixture, furnish and outfit the premises for use and occupancy by Tenant for the purposes herein permitted; such work ("Tenant's Work") to be performed by and at the sole expense of Tenant and at no cost to Landlord, and in compliance with Section 15 and all other provisions of this Lease. Tenant shall not commence performance of Tenant's Work until notified in writing by Landlord to do so. Tenant shall complete Tenant's Work and open for business at the premises, fully stocked and staffed and with a complete line of Tenant's merchandise, within sixty (60) days after the date Landlord tenders to Tenant possession of the demised premises.

            (D) Landlord shall not be obligated to perform, provide or pay for any work to prepare the premises for use or occupancy by Tenant or for conduct of Tenant's business; it being agreed that all such work shall be done solely by and at the expense of Tenant.

      5. Lease Term and Surrender; Renewal Option. (A) The term of this Lease shall be ten (10) years, commencing on February 1, 1994, and fully expiring without notice of any kind at midnight on January 31, 2004. Tenant hereby irrevocably waives all rights, under existing or future laws, to be notified by Landlord that Landlord desires surrender of possession of the premises at the aforesaid stated expiration date of the term hereof, and Tenant shall surrender possession of the entire premises free of subleases and occupants and with all of its merchandise and personal property removed therefrom by said expiration date, and in good condition and repair, reasonable wear excepted, and with all alterations made by Tenant removed unless otherwise directed in writing by Landlord (the "Surrender Condition").

            (B) Notwithstanding the aforesaid stated term of this Lease, it is agreed that if Landlord or any successor in interest to Landlord hereunder desires to demolish or perform major alterations to the Shopping Center improvements or any substantial portion thereof (i.e., 50% or more of said improvements) for the purpose of developing new improvements or renovations of existing improvements, then in any such event Landlord shall have the right, at its exclusive option and absolute discretion, to terminate this lease effective as of the end of the ninth (9th) Lease Year (i.e., as of the 30th day of March, 2002), or effective as of any date thereafter, as selected by Landlord, by sending Tenant written notice (the "Termination Notice") at least two hundred seventy (270) days before the date such termination hereof is to become effective (the "Effective Termination Date"). The Termination Notice may be given by Landlord at any time, provided same is given at least 270 days before the Effective Termination Date. If Landlord gives the Termination Notice, then
(i) this Lease shall fully expire on the Effective Termination Date, and (ii) Tenant shall continue to pay all Basic Rent, Percentage Rent and other sums hereunder through and including the later to occur of (a) the Effective Termination Date, or (b) the date Tenant surrenders to Landlord possession of the premises in the Surrender Condition called for in Article 5(A) hereof, and
(iii) Tenant will surrender to Landlord exclusive possession of the premises in the Surrender Condition by the Effective Termination Date.

            (C) Provided that Tenant is not in Default under this Lease (as defined in Section 31 hereof) not subject to any "Events of Bankruptcy" (as defined in Section 30 hereof) either at the time of exercise of the renewal option or at the commencement date of the renewal term, and that this Lease is then in force, Tenant shall have the option to renew the term of this Lease for one (1) renewal term of five (5) consecutive years, such renewal term to commence on the day next following the last day of the initial term hereof; subject to the following conditions. Tenant may exercise the renewal option only by giving to Landlord written notice of such exercise at least two hundred seventy (270) days before the end of the initial term. If Tenant fails to timely exercise the renewal option or is precluded pursuant to the provisions hereof from doing so, then said renewal option shall forever lapse. Except as otherwise expressly herein provided, the renewal term shall be upon all terms and conditions of this Lease, except that
(i) the basic annual rental payable during the renewal term shall be as specified therefor in Section 6(B) hereof for said renewal term, and (ii) Tenant shall be limited to the one (1) aforesaid renewal option of five (5) years, and
(iii) Landlord shall not be required to perform or pay for or grant Tenant any credits or allowances for any Landlord's Work or other work for the demised premises during or in respect of the renewal term.

      6. Fixed Minimum Rent. (A) Commencing with the Rent Commencement Date, Tenant shall pay as fixed minimum annual rental for the premises during the term hereof the following sums during the respective Lease Year indicated in the following table (the "fixed minimum annual rental", the "Minimum Annual Rent", or "Minimum Annual Base Rent"), such sums to be due and payable in equal monthly installments during the respective Lease Year as specified below, namely:

                           Minimum Annual
Lease Year:                  Base Rent            Monthly Installment
-----------                  ---------            -------------------
(A) Initial Term  2/1/94 - 1/31/2004
2/94 - 1/95       1        $ 87,500.00               $  7,291.66

2/95 - 1/96       2          90,125.00                  7,510.41

2/96 - 1/97       3          92,828.75                  7,735.72

2/97 - 1/98       4          95,613.60                  7,967.80

2/98 - 1/99       5          98,482.01                  8,206.83

2/99 - 1/2000     6         101,436.46                  8,453.03

2/2000 - 1/2001   7         104,479.55                  8,706.62

2/2001 - 1/2002   8         107,613.93                  8,967.82

2/2002 - 1/2003   9         110,842.34                  9,236.86

2/2003 - 1/2004  10         114,167.61                  9,513.96
(B)Renewal Term

                 11         117,592.63                  9,799.38
                 12         121,120.40                 10,093.36
                 13         124,754.01                 10,396.16
                 14         128,496.62                 10,708.05
                 15         132,351.51                 11,029.29


All such monthly installments of the fixed minimum rental shall be paid by Tenant at the offices of Landlord's management agent, Gates Hudson & Associates, Inc. at Prosperity Plaza, 3020 Hammaker Court, Suite 301, Fairfax, Virginia 22031, or payable to such other person or party which may be hereafter designated in writing by Landlord; such sums to be paid in advance and without deduction, set-off or demand therefor, with the first monthly installment to be due and payable upon execution hereof, and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. The covenants of Tenant herein to pay fixed minimum annual rental, Percentage Rent and any additional rents or other sums hereunder are separate and distinct covenants, and are not dependent on any other provisions hereof; it being agreed that Tenant shall have no right to set-off or deduct from said sums any claims or defenses it may allege or have against Landlord.

      (B) Except as may otherwise be specifically provided herein, all installments of rent and all other sums hereinafter provided for as additional rent shall be payable without notice or demand and without set-off, allowance, counterclaim, abatement or reductions.

            (C) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Minimum Annual Rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other sums be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy provided hereunder and/or at law or in equity.

      11. Taxes and Assessments. (A) For the purposes of this Lease, the term "Real Estate Taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, buildings, and improvements located or built within the Shopping Center, including all taxes, rates and assessments, general and special, and front foot benefit charges, levied or imposed for school, public betterment, general or local improvements and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements and/or on Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the leased premises is located, then any such new tax or levy shall be included within the term "Real Estate Taxes". Should any governmental taxing authority levy, assess or impose a tax, excise and/or assessment, however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Shopping Center, as a substitute for (in whole or in part) or in addition to any existing Real Estate Taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes".

            (B) Landlord shall, in the first instance, be obligated to pay all Real Estate Taxes. Tenant shall reimburse Landlord, in the manner provided in paragraph (C) of this Article 11, as additional rent and in addition to Minimum Annual Rent, Percentage Rent, and all other payments provided for herein, that portion of the Real Estate Taxes equal to the product obtained by multiplying such Real Estate Taxes by "Tenant's Percentage Share of Real Estate Taxes" as set forth in the next sentence. The term "Tenant's Percentage Share of Real Estate Taxes", for all purposes of this Lease, is hereby defined to be that percentage set forth in Article 1(c) of the Data Sheet, which represents the stipulated and agreed proportion that the total gross rentable square feet contained within the leased premises bears to the total gross rentable square feet contained within the Shopping Center.

            (C) Landlord may notify the Tenant from time to time (and more frequently than once in any one lease year, if necessary), in advance of the amount of the actual or Landlord's estimate of Tenant's Percentage Share of Real Estate Taxes for the next succeeding tax fiscal year, and Tenant shall deposit monthly, at the same time and place as the payment of monthly installments of Minimum Annual Rent, an amount equal to one-twelfth (1/12) of such amount, such monthly deposits to be made in advance on the first (1st) day of each month commencing with the Commencement Date. Any overpayment of Tenant's [Percentage Rent] Share of Real Estate Taxes for any fiscal tax year shall be credited to rent thereafter due and payable (or be refunded to Tenant at the expiration of this Lease) and any balance of Tenant's Percentage Share not covered by the accumulation of monthly deposits shall be paid by Tenant within fifteen (15) days after Landlord's written demand. Landlord shall not be required to keep said escrow deposits separate from its general accounts, and any interest earned on said escrow deposits shall be and remain the property of Landlord. To the extent that all or any portion of Real Estate Taxes are paid in advance in the jurisdiction in which the Shopping Center is located, Tenant shall also, on the Rent Commencement Date, reimburse Landlord for Tenant's Percentage Share of that portion of the then current tax fiscal year's Real Estate Taxes accruing after the Rent Commencement Date which have been paid by the Landlord as of the Rent Commencement Date, together with an amount [equal to the number of whole or partial months that have elapsed since the last due date of Real Estate Taxes times one-twelfth (1/12) of Tenant's Percentage Share of Real Estate Taxes] sufficient to bring current its Real Estate Tax escrow fund as aforesaid.

            (D) Reasonable expenses, including attorneys' fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under the above paragraph; provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 11 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of the net amount of such refund (i.e., net of all attorneys' fees and other expenses incurred by Landlord to obtain such refund) provided that Tenant is not in default under this Lease. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes, and Landlord at its exclusive discretion and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

            (E) Tenant will pay all property taxes and assessments on its personalty, fixtures, equipment and other property installed or place in or upon the demised premises and on improvements therein made by Tenant. If any of the foregoing are assessed as part of the land or improvements situated within the Shopping Center, Tenant shall pay to Landlord, within ten (10) days after demand, the amounts of taxes levied thereon.

            (F) If the expiration or termination date of this Lease shall not coincide with the end of a Real Estate Tax fiscal year, then in computing the amount payable under this Article 11 for the period between the commencement of the applicable Real Estate Tax fiscal year in question and the expiration or termination date of this Lease, Tenant's Percentage Share of Real Estate Taxes for the applicable Real Estate Tax fiscal year shall be equitably apportioned (on a per diem basis) so that Tenant shall pay only such portion of such Real Estate Taxes as is attributable to the portion of such Real Estate Tax fiscal year occurring during the term of this Lease. Tenant's obligation to pay Real Estate Taxes under this Article 11 for periods within the term hereof or any renewal or hold-over term shall survive the expiration and/or termination of the term of this Lease.

            (G) A tax bill or true copy thereof, together with any explanatory statement of the area or property covered thereby, submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxed.

      12. Laws and Ordinances. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements and conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the federal government and of the municipality, county and/or state in which the premises are located (collectively, "Governmental Authorities"), whether required of the Landlord or otherwise, and whether or not due to the conduct of Tenant's business or otherwise (collectively, "Laws"). However, Landlord shall comply with any orders affecting structural walls and columns (unless due to Tenant's particular business or use of the premises or to any acts, omissions or negligence of Tenant, its contractors, agents or employees; in any of which latter events Tenant at its own expense will comply with Laws affecting such elements). Tenant will defend, indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant's defaults or negligence.

      13. Furniture; Fixtures. Tenant shall have the privilege of installing, subject to the written approval of the Landlord, which shall not be unreasonably withheld, any furniture, fixtures and machinery necessary to the conduct of its business and the same shall remain the property of the Tenant, provided the same shall be removed by the Tenant before the expiration of its tenancy, and further provided that in the event any damage is done to said premises or to other elements of the Shopping Center in the installation, repair, use, operation or removal of said furniture, fixtures or machinery, Tenant will promptly reimburse Landlord for the cost of such repairs as are necessary to restore said premises and improvements to their original condition, less ordinary wear and tear. In the event of failure of Tenant to remove said furniture, fixtures and machinery from said premises before expiration or termination of this Lease, it is agreed that Tenant is abandoning said furniture, fixtures and machinery and same shall become the property of Landlord, who shall have the right to use, remove or dispose of said furniture, fixtures and machinery at the Tenant's risk and expense.

      14. Repairs; HVAC Contract. (A) Tenant, at its own expense, shall at all times keep the demised premises (including but not limited to maintenance of exterior entrances, all glass and show window moldings) and all partitions, doors, floors, walls, ceilings, fixtures, equipment and appurtenances thereof (including but not limited to heating, ventilating and air conditioning equipment, herein sometimes called "HVAC", and all electrical lines and equipment, lighting equipment and plumbing lines, fixtures and equipment) and all other elements of the demised premises, in good condition and repair and including all maintenance, repairs and replacements of all such items and elements promptly when and as necessary; except only for structural portions of the premises which shall be maintained by Landlord, but if Landlord is required to make repairs, maintenance or replacements to structural portions by reason of Tenant's or Tenant's Permitees' unlawful or negligent acts or omissions to act, Landlord may charge Tenant for and Tenant shall pay within five (5) days after demand the cost of such structural repairs, replacements or maintenance as additional rent. Tenant also agrees, at its own expense, to replace, with glass of like kind and quality, all plate glass in the demised premises which shall be damaged or broken from any cause, except where due to building settlement, and to maintain at the sole cost of Tenant its exterior sign face, sign box and sign lighting. The Tenant further agrees at its own cost and expense to keep in effect during the Lease Term and any extensions or renewals thereof a full parts and labor maintenance contract on the heating, ventilating and air conditioning equipment, serving the demised premises, with a contractor licensed in this area, such contract and contractor to be subject to Landlord's approval, which shall not be unreasonably withheld. The Tenant agrees to provide the Landlord with a copy of said contract within thirty (30) days after the Rent Commencement Date, and thereafter before any such contract shall expire (but at least annually). If Tenant shall refuse or fail to make or to complete with reasonable dispatch any repairs required to be made by it or shall fail to maintain such HVAC service contract, Landlord may make such repairs or cause them to be made and/or obtain and maintain such contract, all at tenant's expense, and upon demand Tenant shall pay the cost thereof to Landlord as additional rent.

            (B) Landlord shall, at its expense, within a reasonable time after receipt of written notice from Tenant, make all necessary repairs to the structural portions of the premises, the roof and the exterior of the building, excluding doors, windows and store front. Any such repairs necessitated by acts, omissions or negligence of Tenant or its Permitees shall be promptly paid for by Tenant to Landlord on demand. Tenant agrees to promptly notify Landlord of any condition respecting such structure, roof or exterior that requires repair. Landlord's obligation with respect to repairs to the demised premises shall be only as expressly set forth in this Article 14.

      15. Tenant Alterations. (A) Tenant shall not make any alterations, modifications or changes to all or any part of the demised premises, either exterior or interior, without Landlord's written consent. The consent of Landlord to any proposed modification, alteration or changes shall not be unreasonably withheld in the event they shall (i) be performed only within the interior of the premises, and (ii) be non-structural, and (iii) not affect any system serving other occupants within the Shopping Center. Landlord may condition its consent upon Tenant's delivery to Landlord of a policy or policies of worker's compensation, liability and property damage insurance, naming Landlord and its management agent as additional insureds, in limits and with coverage amounts and in companies acceptable to the Landlord. In the event of any such approved work or changes, Tenant shall have all work done at its own expense, and performed in a good and workmanlike manner, and such work shall in no way be harmful to the structure or overload the electrical, plumbing, heating or air conditioning or other facilities of the demised premises or the Shopping Center. Requests for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant and Tenant's contractors (who shall be licensed) shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state in which said premises relocated and which pertain to such work. Any additions, improvements, alterations and/or installations made by Tenant (except only movable store and office furniture and fixtures) shall become and remain a part of the building and be and remain Landlord's property upon the termination of Tenant's occupancy of said premises; provided, however, that if Landlord gives written notice to Tenant prior to the expiration or prior termination of this Lease to such effect, it may require Tenant to restore said premises to their original condition at Tenant's expense. Tenant shall save

Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

            (B) Mechanic's Liens. In the event any mechanic's lien shall at any time, whether before, during or after the Lease term, be filed against any part of the Shopping Center by reason of work, labor, services or materials performed or furnished to Tenant, or its subtenants, licensees or concessionaires, Tenant shall forthwith cause the lien to be discharged of record or bonded in compliance with law and to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded with security acceptable to Landlord within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord within five (5) days after demand.

      16. Damage. If the demised premises shall be partially or totally damaged or destroyed by any risk covered by Landlord's insurance as provided for in the Insurance provisions of this Lease, then Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company, and to obtain permits for the work, and reasonable delay on account of "labor troubles" or any other cause beyond Landlord's reasonable control) repair or rebuild the demised premises, provided, however, that in no event shall Landlord be obligated to expend in such repair or rebuilding any sums in excess of the amount of insurance proceeds paid to Landlord in connection therewith. The foregoing notwithstanding, in no event shall Landlord be required to repair, restore or rebuild any portions of the demised premises constituting a part of Tenant's leasehold improvements or other tenant work, trade fixtures, equipment and personal property; the Tenant at its own expense to perform such repairs and replacements when required by Landlord. If the demised premises are rendered wholly or partially untenantable by such damage or destruction, and if such damage and destruction was without the fault or neglect of the Tenant, its servants, employees, agents or licensees, then the Minimum Annual Rent payable by Tenant under the Lease during the period in which the demised premises are so untenantable shall be equitably abated by the percentage that the unusable floor area of the demised premises bears to the total floor are thereof, but Percentage Rent, if applicable, shall not be abated. Landlord shall not be liable for any damages (including, without limitation, business interruption) that may be suffered by Tenant by reason of any casualty to the demised premises and/or Landlord's repairing or rebuilding thereof and/or the deprivation of Tenant's use and possession of the demised premises. All of the foregoing provisions of this Article notwithstanding, if the demised premises are rendered wholly untenantable by fire or other cause, and the Landlord shall decide not to rebuild the same, or if the Shopping Center shall be so damaged that the Landlord shall decide to demolish it or not to rebuild it, then, and in any of such events, the Landlord may, at its option, cancel and terminate this Lease by giving to the Tenant, within ninety (90) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and determine upon the tenth day after such notice is given, and the Tenant shall vacate the leased premises and surrender the same to the Landlord. Further, in the event the premises shall be rendered untenantable by reason of fire or other casualty, and it shall require Landlord more than one hundred eighty (180) days to substantially complete the repairs required of it hereunder, then and in such event provided Tenant is not in default hereunder, and that the damage was not caused by wrongful or intentional act of Tenant or any of its Permitees, Tenant shall be entitled to terminate this Lease, by written notice delivered to Landlord within ten (10) days after the end of said 180 days period.

      17. Eminent Domain. If the Shopping Center or any part hereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain or deed in lieu thereof, Tenant agrees, except as set forth in the next sentence, to make no claim for compensation in the proceedings for its leasehold or any other item, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from and without reducing the awards made by it for the land and the building or part thereof so taken, or the value of or awards for taking of Landlord's leasehold interests therein or its interests in this Lease. If less than the whole of the demised premises is so taken, and such partial taking materially and adversely affects the continuance of Tenant's business, the Lease Term may, at the election of either party, terminate upon notice to the other party within sixty (60) days after surrender of possession pursuant to such taking. If neither party so elects, the Lease Term shall terminate as to the part taken and shall continue as to the part not taken, and the Minimum Annual Rent shall be reduced by the percentage that the rentable area of the part taken bears to the whole of the demised premises and be adjusted to the date of taking. If the nature, location or extent of any proposed condemnation affecting the Shopping Center is such that the Landlord elects in good faith to demolish all or substantially all of the buildings in the Shopping Center, then the Landlord may terminate this Lease by giving at least sixty (60) days written notice of termination to the Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

      18. Roof Rights. Landlord shall have the exclusive right to use all or any portion of the roof of the demised premises for any purposes, and shall have the right to erect additional stories or other structures over all or any part of said premises.

      19. Store Purpose: Trade Name. (A) The leased premises shall be used solely for the purpose of conducting therein the business or use set forth in
Article 1(p) of the Data Sheet (hereinafter referred to as the "Specified Use"). Tenant shall not use all or any portion of the demised premises for any other purpose. No deviation whatsoever from the Specified Use herein shall be allowed for all or any portion of the demised premises without the prior written consent of Landlord.

            (B) Tenant agrees not to commit waste in the demised premises, or to permit any objectionable noise or odor to emit therefrom, and not to use the demised premises for any unlawful purpose, or in violation of any certificate of occupancy, nor suffer any dangerous article to be brought on the demised premises unless safeguarded as required by law. Moreover, no nuisances, public or private, shall be allowed on the demised premises nor shall any use be allowed which is a source of annoyance or embarrassment to Landlord or the other tenants of the Shopping Center, or which is deemed by Landlord as not in keeping with the character of the Shopping Center or neighborhood, nor shall the demised premises be used for any immoral or improper use.

            (C) The trade name or advertised name of the business operated in the demised premises is set forth in the Article 1(o) of the Data Sheet. Tenant agrees not to change said name without the written permission of Landlord. However, if Tenant changes its trade name used at a majority of its other locations, then if so requested by Landlord, the Tenant will change its trade name and signs at the premises to such new trade name.

            (D) Tenant will not, directly or indirectly, itself or through one or more affiliate(s), engage in or conduct at any other location within a one
(1) mile radius of the boundaries of the Shopping Center, any business similar to the Specified Use.

            (E) Tenant shall not use or install or store in or about the premises, any asbestos, urea formaldehyde, PCB's or other hazardous or toxic substances, or any materials in violation of any federal, state, county or local environmental laws, codes or regulations, nor allow its Permitees to do so. Tenant shall indemnify, defend and hold harmless Landlord from all litigation, judgments, fines, prosecutions, costs, damages and claims arising from any violation or breach of the provisions of this Article 19.

      20. Signs. Tenant shall not furnish or install any sign or signs within the premises or Shopping Center visible from the exterior of the premises without the prior written consent of Landlord first had and obtained. Tenant shall obtain and pay for all permits and licenses required in connection with any sign installed by or on behalf of Tenant, and shall be responsible for the proper installation thereof. It is further understood that all signs placed by Tenant on the demised premises shall be erected and maintained and removed in accordance with the county, state and/or other ordinances in force or effect at the time, and at the sole cost and expense of Tenant, and be removed by Tenant by the expiration of termination of this Lease. Tenant agrees to maintain all signs in good condition and repair at all times to the reasonable satisfaction of Landlord. If Tenant fails to repair or maintain or remove as aforesaid its signs after receiving at least ten (10) days written notice from Landlord, Landlord may (but shall not be obligated to) repair or arrange to have repaired or removed, Tenant's signs. Landlord may also submit an invoice to the Tenant for the cost of repairs to or removal of the signs, which shall be paid to Landlord no later than ten (10) days after demand therefor. Except as expressly permitted by Landlord, no other signs, lights, lettering or other forms of inscription or advertising or display devices shall be displayed on the exterior of the demised premises or on the immediate proximity to the inner or outer face of the show windows, entrances, doors or transoms nor shall the same be displayed in any other location within the demised premises from which said signs, lights, or other forms of inscription or advertising or display devices may readily be seen from outside the demised premises without prior written approval of Landlord as to size, color, lighting, appearance, material, design, quality and neatness thereof. It is further agreed that Tenant shall not use sidewalks, parking areas, and alleys for displays, wares, or signs of any kind. The Landlord shall determine during what hours the Shopping Center any signs shall be lit.

      21. Hours of Lighting. If requested by Landlord, Tenant shall keep the display windows in the demised premises adequately lighted from dusk until 10:00 p.m. or such other reasonable time as determined by Landlord, during each and every day.

      22. Parking and Common Use Area. (A) All automobile parking areas, driveways, entrances and exits, and other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas, the truckway or truckways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of the Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas, the right to construct, maintain and operate lighting facilities on all said areas and improvements, the right to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to and the right to restrict parking by tenants, their officers, agents and employees to employee parking areas. Landlord shall not, however, have any duty to police the traffic in the parking areas. However, if a parking lot attendant shall be required as determined by the Landlord or by ordinance, regulation or law, Landlord shall provide same, and the cost of such attendant shall be considered part of the cost of maintenance and operation of common areas as otherwise provided for in this Lease.

      (B) Any areas of the Shopping Center that may be set aside by Landlord for parking of automobiles may be used by Tenant and its customers while engaged in business in the demised premises, in common with like use by other lessees of the Shopping Center, but subject to any reasonable conditions the Landlord may impose from time to time. The use of said exterior automobile parking areas by Tenant and Tenant's customers shall be at their sole risk and expense, and in no event shall Landlord have any liability for damage to, theft or loss of property of the Tenant or of Tenant's employees, visitors, licensees or invitees suffered or sustained in or about said parking areas. Tenant agrees to keep, observe and comply with all such rules and regulations established by Landlord, and will direct and require its employees to comply therewith. No employee of Landlord is authorized to accept possession of any vehicle from the Tenant or from Tenant's employees, licensees, visitors or invitees, nor to accept custody of any article from Tenant. Landlord, at its option and exclusive discretion may modify or erect additional buildings in the existing parking area from time to time, provided the automobile parking area remaining following such additional construction shall not be below that required under applicable laws governing shopping center automobile parking. Tenant will not park its automobiles, and will require its employees not to park their vehicles, in any part of the customer parking areas, other than such as from time to time may be established by Landlord for such purposes. Tenant agrees not to permit deliveries of merchandise to the premises to be made other than through the rear of the premises. Landlord agrees to keep the common areas in reasonably good condition.

      23. Utilities. Tenant shall be solely responsible for and promptly pay all charges for HVAC, water, gas, electricity, telephones and any other utility used or consumed in or on the premises. Should Landlord elect to supply any of same, Tenant shall pay to Landlord as additional rent the charge or cost thereafter levied by Landlord in accordance with rules filed by Landlord with the proper regulatory agency. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the demised premises.

      24. Trash. Tenant will keep the premises in a clean, orderly and sanitary condition and free of insects, rodent, vermin, other pests and trash and dirt accumulations, and shall furnish and use adequate and proper receptacles inside the demised premises for trash and garbage. Landlord shall maintain and keep in good repair the parking lot, pedestrian walkways and driveways, keeping them clean, free of snow and ice, orderly, properly lighted and marked. Landlord may, at its sole discretion, provide dumpster service deemed adequate by Landlord for the normal trash collection needs of the typical tenant of the Shopping Center, in which event Tenant shall cooperate with Landlord in the scheduling of such collection service. The costs of any such service shall be included in the Landlord's common area costs or shall be separately billed to Tenant monthly, based on the ratio of the floor area of the demised premises to the aggregate floor area of all tenants to whom Landlord furnishes such service. Landlord may at any time change such collection methods, and will give reasonable notice to Tenant. If Tenant requires additional dumpster service beyond that provided by Landlord, Tenant shall provide same at its own expense, provided that the selection and location of Tenant's dumpsters shall be subject to Landlord's prior written approval.

      25. Keep Clean. Tenant agrees to keep the sidewalks abutting the demised premises in a clean and orderly fashion, and agrees not to use any space, other than within the walls of the demised premises, for the sale or storage of merchandise or for service of any kind.

      26. Hold Harmless. Tenant agrees that it will indemnify, defend and save the Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including but not limited to reasonable attorneys' fees) (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the demised premises, or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's Permitees, or
(iii) resulting from any default, violation or nonperformance of this Lease by Tenant, or (iv) resulting in injury to person or property or loss of life sustained in or about the demised premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease, for the protection of the Landlord and Tenant herein, public liability and property damage insurance with respect to the demised premises in which the combined single limit of such public liability and property damage shall be at least Three Million Dollars ($3,000,000.00). The policy shall name Landlord, any person or entity designated by Landlord, and the Tenant as insureds, and shall contain a clause that the insurer shall not cancel or change the insurance without first giving Landlord and all other named insureds at least thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Landlord, and a copy of the policy or a certificate of insurance shall be delivered to Landlord or Landlord's agent within ten (10) days after execution of this Lease by Landlord, and renewal certificates shall be delivered to Landlord at least fifteen (15) days before any such policy expires. If Tenant fails to maintain such policy of insurance, Landlord may (but shall not be required to), obtain such policy and pay the premiums thereon, and the amounts so paid shall be reimbursed by Tenant to Landlord within five (5) days after demand.

      27. Property at Tenant's Risk. All personal property, goods, and merchandise in said premises shall be and remain at the Tenant's sole risk, and Landlord shall not be liable for any damage to or loss of such personal property, goods and merchandise arising from the bursting, overflowing or leaking of the roof, or water, sewer or steam pipes, or from heating or of plumbing fixtures, or from the handling of electric wires or fixtures, or from any other cause whatsoever.

         28. Insurance Risk. Tenant shall not keep gasoline or other inflammable material or any other explosives in the demised premises or in the building or use the demised premises or any part thereof, in a manner which may make void or voidable any insurance on the demised premises or Shopping Center, and the Tenant shall conform to all rules and regulations from time to time established by any Insurance Rating Bureau or similar agency.

         29. Landlord's Access. The Landlord and its agents shall have access to the demised premises at any and all reasonable times for the purpose of protecting said premises against fire, for the prevention of damage and injury to the demised premises, for repairs, improvements or replacements, or for the purpose of connecting utility lines or for the purpose of inspecting the same. Landlord and its agents shall also have the right to enter the demised premises for the purpose of exhibiting the same to prospective purchasers, mortgagees, or tenants. Landlord's entry upon the demised premises for any of the foregoing purposes shall not be deemed an eviction or disturbance of Tenant's use or possession of the premises, and shall not render Landlord liable in any manner to Tenant or any other person.

                  30. Bankruptcy. (A) For purposes of this Lease, the following shall be deemed "Events of Bankruptcy" of Tenant: (i) if Tenant becomes "insolvent", as defined in Title 11 of the United States Code, entitled "Bankruptcy", 11 U.S.C. Section 101 et seq. (hereinafter called the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America ("Insolvency Laws"); of (ii) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;, or (iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing, or results in issuance of an order for relief against the debtor; or (v) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors.

         (B) Upon the occurrence of an Event of Bankruptcy, or if Tenant takes advantage of any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving Tenant as the subject debtor). If this Lease is terminated under this paragraph, Tenant shall immediately surrender and vacate the demised premises, waives all statutory or other notice to quit, and agrees that Landlord's obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this paragraph, Landlord shall have all rights and remedies against Tenant provided in case of defaults of Tenant in payment of rent.

         (C) If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under this paragraph shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease, within thirty (30) days or other period specified by applicable law (the "Decision Period") after the date of the Trustee's appointment; it being agreed that failure of the Trustee to give notice of such assumption hereof within said Decision Period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults of Tenant under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance" (as defined hereinbelow). Landlord and Tenant hereby agree in advance that "adequate assurance of future performance", as used in this paragraph, shall mean that all of the following minimum criteria must be met: (a) Tenant's gross receipts in the ordinary course of its business during the thirty (30) days immediately preceding the initiation of the case under the Bankruptcy Code must be at least twenty (20) times greater than the next payment of rent due under this Lease, (b) both the average and median of Tenant's monthly gross receipts in the ordinary course of its business during the six (6) months immediately preceding initiation of the case under the Bankruptcy Code must be at least twenty (20) times greater than the next payment of rent due under this Lease,
(c) Tenant must pay to Landlord all rentals and other sums payable by Tenant hereunder including also therein its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services to be passed through to Tenant), in advance of the performance of provision of such services, and (d) the Tenant must agree (by writing delivered to Landlord) that the Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the demised premises, and that the use of the demised premises as stated in this Lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or affect the rights of other lessees in the building. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rents due under this Lease or any other payments required of Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed by (a) through (d) above in this Article, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with the above provisions contained in this Article.


         (D) Damages. It is further stipulated and agreed that, in the event of the termination of this Lease by the happening of any such event described in this Article 30, Landlord shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for damages caused by such breach of the provisions of this Lease and by such termination all amounts permitted by applicable law.

         31. Default of Tenant. This Lease is subject to the limitation that if at any time any of the following events (herein called a "Default") shall occur:

                  (i) if Tenant shall fail to pay any installment of rent or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable (it being specifically understood and agreed that the term "rent" includes the Minimum Annual Rent, the Percentage Rent, the share of real estate or other taxes and the share of cost of maintenance and operation of common areas, as referred to in this Lease and any other consideration under the Lease, that is identified as rent in this Lease), if such failure shall continue for five (5) days following written notice thereof to Tenant (or if more than two (2) monetary defaults occur in a given Lease Year, then no further notice of monetary defaults need be given to Tenant in that Lease Year); or

                  (ii) if Tenant abandons or vacates the premises; or

                  (iii) if Tenant fails to either (a) be open for business to the public for more than three (3) days in any one Lease Year (excluding, however, Thanksgiving Day, Christmas Day and New Years Day, during which three
(3) days Tenant shall be entitled to close), or (b) be open for less than the minimum hours as required under Article 39 for more than an aggregate of five
(5) days in any one Lease Year; or

                  (iv) if Tenant shall violate or fail to perform or observe any other term, provision, covenant, condition or requirement of this Lease on the part of Tenant to be performed or observed, and if such failure shall continue for ten (10) days after written notice from Landlord; or

                  (v) if Tenant fails to keep in force any insurance required of it hereunder (whether or not notice of such failure is given by Landlord to Tenant);

                  (vi) then upon the happening of any of the aforementioned Defaults, in addition to the right of injunction and any other rights or remedies of Landlord at law or at equity, (1) this Lease shall, at Landlord's option, cease and terminate and shall operate as Notice to Quit, any statutory or other requirements for notice to quit being hereby expressly waived by Tenant, or (2) with or without terminating this Lease, Landlord may (and, if necessary and lawful, forcibly) re-enter the premises, remove all persons and property therefrom (and remove and/or store Tenant's property at Tenant's risk and expense), and otherwise proceed to recover possession of said premises either without service of notice or resort to legal process (if lawful) or by virtue of any legal process as may at the time be in operation and force in like cases relating to proceedings between Landlord and Tenant, and Tenant shall pay for any court costs relating to such proceedings and reasonable attorneys' fees, and/or (3) Landlord may, at its option, re-enter and re-rent the demised premises for the account of Tenant, and, in such event, Tenant shall remain liable to Landlord for any and all deficiencies in the rent and other charges due under this Lease, and/or (4) in the event of a default under clause (iv) of this Article, Landlord (at its option but without obligation to do so) may cure such default for the account of Tenant, and any sums reasonably expended by Landlord in connection therewith shall be paid by Tenant to Landlord upon written demand and if not immediately paid shall be deemed to be additional rent, payable on demand with the next due installment of Minimum Annual Rent. In exercising its remedies under this Article, Landlord shall not be deemed guilty of trespass or become liable for any loss or damage which may be occasioned thereby.

         32. Reletting. Should Landlord elect to re-enter, as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may either terminate this Lease or it may from time to time without terminating this lease, make such reasonable alterations and reasonable repairs as may be necessary in order to rent the premises, and relet said premises or any part thereof for such term or terms (which may but need not necessarily be for a term extending beyond the term of this Lease) and at such rental or rentals and upon other terms and conditions as Landlord in its exclusive discretion may deem advisable; and upon each such reletting all rentals received by the Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of recovering and reletting the premises; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future rent and other charges as same may become due and payable hereunder. If such rentals received from such reletting during any months shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant damages it may incur by reason of such breach, including any unpaid rent and other charges or amounts due under this Lease which are due and owing at the time of termination, and reasonable attorneys' fees and other costs of recovering, repairing and redecorating the premises to a condition sufficient for reletting same. In addition, in the event of termination by Landlord as aforesaid if Landlord at its option and exclusive discretion so elects, Tenant shall pay to Landlord, on demand, as liquidated, agreed damages, the following:

         The sum of (i) the difference between:

                  (a) the rent and other charges which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated as aforesaid, and

                  (b) the fair rental value of the demised premises for the same period.

with said difference being discounted at the rate of eight percent (8%) per annum to present worth; and

         (ii) commissions, advertising, cost of repairs and other expenses incidental to recovering and reletting the demised premises.

For all purposes of this Article, the term "rent and other charges" shall include Minimum Annual Rent, [Percentage Rent], Tenant's Proportionate Share of real estate taxes and common area maintenance costs, and all other charges and pass-throughs provided herein. [For the purpose of computing Percentage Rent after a Default, the monthly percentage rent shall be deemed to be equal to the average monthly Percentage Rent paid hereunder for the twenty-four (24) months during the term preceding such termination (or if less than twenty-four (24) months, the average Percentage Rent, if any paid hereunder during such elapsed period).]

         In addition to the foregoing, Tenant shall pay all reasonable attorneys' fees and other expenses incurred by Landlord as a result of any default of Tenant under this Lease, whether or not suit is brought.


         33. Hold Over. If Tenant shall not immediately surrender to Landlord exclusive possession of the premises on the expiration date of the Lease Term hereby created, then Tenant shall, by virtue of this Agreement, become a tenant by the month at twice the Minimum Annual Rent, plus [Percentage Rent], additional rent and other charges provided for in this Lease, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant, as a monthly tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy; and Tenant shall give to Landlord at least thirty (30) days prior written notice to quit said premises, and Tenant shall be entitled to at least thirty (30) days prior written notice from Landlord to quit said premises, except in the event of non-payment of Minimum Annual Rent in advance or of [Percentage Rent] when due or of any other additional rents as provided for in this Lease, when due, or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived by Tenant. However, if Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of said premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the Minimum Annual Rent by Landlord from Tenant as a monthly tenant hereunder, Landlord, at its election and option, may re-enter and take possession of said premises forthwith, without process, or by any legal action or process in force in the State of Maryland. Tenant's failure to give notice as required in this Article shall obligate Tenant to pay rent calculated as aforesaid for one (1) full calendar month following the month in which it vacated the premises and monthly thereafter as a hold-over tenant aforesaid. Tenant hereby expressly waives the right to any notice required to be given by Landlord pursuant to Section 8-402 of the Real Property Article of the Annotated Code of the State of Maryland, as amended.

         34. Subordination and Attornment. (A) This Lease is, and shall be, subject and subordinate to all ground or underlying leases and to all present and future mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any ground instrument of subordination need be required by any ground lessor, mortgagee or trustee. However, in confirmation of such subordination, Tenant shall execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request, any certificate that Landlord may request. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Provided, however that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser at any such foreclosure sale. Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease. Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which either this Lease is now or may hereafter be subject or subordinate shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, unless otherwise directed by the ground lessor.

                (B) Attornment. Tenant further covenants and agrees to attorn to and recognize as its landlord hereunder any successor to Landlord's interest in this Lease as result of foreclosure or conveyance in lieu thereof under any deed of trust or ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such successor landlord or its successor. In such case, the successor to Landlord's interest hereunder as a result of foreclosure or conveyance under such deed of trust or termination of ground or underlying lease (the "Successor") shall not (i) be bound by any prepayment of rent or additional rent for more than one (1) month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the date of the foreclosure of such deed of trust, or termination of the ground or underlying lease, as if such prepayment had not been made, nor
(ii) be bound by any amendment or modification of this Lease or by any waiver or forbearance by any prior lessor (including Landlord) made or given without the prior written consent of such Successor, nor (iii) be subject to any offsets or defenses which Tenant may have against any prior lessor (including Landlord), nor (iv) be liable for any defaults of any prior lessor (including Landlord). Furthermore, Landlord's mortgagees shall be discharged of any responsibility hereunder to Tenant which may have arisen (by reason of the mortgagee becoming a mortgagee in possession, a lessor or otherwise) after such mortgagee disposes of its interest in the building of which the demised premises forms a part. Tenant hereby agrees not to look to Landlord's mortgagees, as mortgagees, mortgagees in possession, or successor in title to the building or to any leasehold interest in the land for accountability for any security deposit required or held by Landlord hereunder, unless and to the extent that such sums have actually been received by said mortgagees as security for Tenant's performance of or under this Lease.

         35. Notices. All notices, demands, requests, approval, consents or other instruments required or desired to be given hereunder by either party to the other shall be given in writing by certified or registered mail, return receipt requested, postage prepaid, addressed as follows: If to Landlord, c/o Mr. Ralph S. Dweck, 1730 M Street, NW, Suite 408, Washington, D.C. 20036; and if to Tenant at One East Baltimore Street, Baltimore, Maryland 21202. Either party may change its address for purposes of this paragraph by written notice to the other party given at least ten (10) days before such change becomes effective. All rents or other payments due Landlord hereunder shall be paid by good check to Landlord at such place as Landlord shall designate by written notice given to Tenant.

         36. Successors and Assigns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions; and the covenants and agreements herein contained shall, wherever appropriate, be binding upon and inure to the benefit of the heirs, administrators, executors, personal representatives, successors and assigns or the parties hereto.

         37. Subletting and Assignment. Tenant will not sublet the demised premises or any part thereof, or transfer, assign or encumber this Lease or any interest of Tenant herein, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's absolute discretion or conditioned upon such terms and conditions as Landlord shall determine. In the event Tenant shall desire to assign this Lease or sublet all or any portion of the premises, Tenant shall give Landlord at least ninety (90) days prior written notice thereof. Landlord shall be entitled in such event to terminate this Lease, effective as of the date of such proposed subletting or assignment and exercisable only by written notice from Landlord given within sixty (60) days following receipt by Landlord of such notice from Tenant*. If, without Landlord's prior written consent, there shall be an attempted assignment or subletting, or if the demised


* If in the event of an assignment of this Lease as a result of the transfer of Corporate Stock or to another financial institution of the same caliber and integrity of the Bank of Baltimore, then in those cases Landlord will not unreasonably hold or delay any assignment, nor in the event he chooses not to approve such assignment will he have the right to terminate this Lease.

premises shall be occupied by any party other than Tenant, whether as a result of act or omission by Tenant or by operation of law or otherwise, Landlord may, in addition to and not in diminution of or substitution for any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the proposed assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant hereunder from the further performance by Tenant of the covenants on the part of Tenant herein contained.

         If Landlord shall consent to any requested transfer, assignment, encumbrance, subletting, license and/or concession, such consent shall be deemed consent to that particular transaction only and shall not be deemed consent to any other or future transfer, assignment, encumbrance, subletting, license and/or concession, as the case may be. Any permitted transfer, assignment, encumbrance, subletting, license and/or concession shall be expressly subject to each and every term, covenant and condition of this Lease, unless otherwise specifically provided in writing executed by Landlord. Further, Tenant and any guarantor hereunder shall remain fully liable and obligated under and unconditionally notwithstanding such transfer or assignment.

         If Tenant is a corporation, unincorporated association or partnership, and Tenant shall desire to transfer, assign or hypothecate any stock or other ownership interest in such corporation, association or partnership so as to result in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, such transfer, assignment or hypothecation shall be deemed a transfer of this Lease for all purposes of this Article 37. Any transfer of this Lease or subletting of all or any part of the premises made without prior written consent of the Landlord shall entitle Landlord to terminate this Lease at any time after actual notice of such change by giving tenant at least ninety (90) days prior written notice and, on the date fixed in such notice from Landlord for termination of this Lease, this Lease shall expire and come to an end with the same effect as if said date were originally set forth in this Lease for expiration of the term. The mere receipt by Landlord of rent from a party other than Tenant shall not be deemed actual notice of any change in control or ownership of Tenant.

         38. Not Partners. The parties hereto by this agreement expressly do not intend as a matter of fact or law to create or constitute a partnership; and instead the only relationship hereunder of Landlord and Tenant shall be deemed that of lessor and lessee, respectively.

         39. Continuous Occupancy. Throughout the term, Tenant shall continuously conduct in the premises, with a full stock of merchandise and a full staff trained, courteous and competent of personnel, the business permitted under this Lease on all business days and during such hours as are kept by a majority of the other lessees in the Shopping Center. Regardless of the minimum number of hours per week Tenant is open for business, and regardless of which additional hours Tenant is open, Tenant shall in all events remain open for business during the hours of 9:00 a.m. to 5:00 p.m. Mondays through Saturdays. Tenant acknowledges that its obligation to continuously and actively conduct business in the premises in the manner prescribed in this Article is for the purpose of enhancing the business activity and public patronage of all stores in the Shopping Center, in order to produce for Landlord the maximum possible percentage rents from all stores in the Shopping Center as well as from the premises and to enhance the leasability of floor space in the Shopping Center.

         40. Maintenance and Operation of Common Areas. Landlord agrees to keep the parking areas in the Shopping Center and the other common areas reasonably free of snow, ice and debris, and to keep the same lighted during the business hours of a majority of the tenants in the Shopping Center. Landlord further agrees to keep the parking areas in the Shopping Center and other common areas in reasonably good repair and order.

         41. Cost of Maintenance and Operation of Common Areas. (A) Common area maintenance costs are defined as the total costs and expenses incurred by Landlord, or others on Landlord's behalf, in operating, maintaining and repairing those areas and facilities common to the entire Shopping Center, for the benefit of the entire Shopping Center. Common area maintenance costs shall include those items set forth in Exhibit "A" hereto. Common area maintenance costs shall also include a fee of twenty percent (20%) of all of such costs in order to compensate Landlord for its administration and overhead expenses. Common areas are defined as all areas, facilities and improvements provided from time to time in the Shopping Center (except those within any stores premises) for the mutual convenience and use of commercial tenants or other occupants of the Shopping Center, their respective agents, employees, customers and invitees, and shall include (if provided) but not be limited to parking areas and facilities, including, without limitation, roadways, entrances, sidewalks, stairways, canopies, service corridors, truckways, ramps, loading docks, delivery areas, landscaped areas, package pickup stations, public restrooms and comfort stations, access and interior roads, retaining walls and lighting facilities.

                  (B) For purposes of this Lease, Tenant's Percentage Share of common area maintenance costs shall be that percentage set forth in Article 1(d) of the Data Sheet, representing the proportion that the total gross rentable square feet contained within the demised premises bears to the total gross rentable square feet contained within the Shopping Center. Subject to adjustment as herein provided, Tenant shall pay Landlord on the Rent Commencement Date and on the first day of each calendar month during the term hereof an amount estimated by Landlord to be Tenant's monthly Percentage Share of the common area maintenance costs, and Landlord may adjust said amount at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated cost.

                  (C) Within ninety (90) days following the end of each calendar year, or as soon thereafter as may be practicable, Landlord shall furnish Tenant a statement covering such calendar year just expired showing the common area maintenance cost and the amount of Tenant's Percentage Share of such costs for such year computed in accordance with this Article 41, and the payments made by Tenant with respect to such year as set forth hereinabove. If Tenant's Percentage Share of such costs is less than Tenant's payments so made, Tenant shall be entitled to a credit of the difference, without interest, or if such share is greater than Tenant's said payments, Tenant shall pay Landlord the difference, without interest. Tenant and Landlord shall adjust and make refunds or pay the deficiency, as the case may be, within thirty (30) days after receipt of such statement. Tenant's Percentage Share of the common area costs shall be adjusted proportionately for any partial lease year.

                  (D) Landlord may, at its option, elect to bill Tenant on a basis less frequently than monthly for common area maintenance costs, and in such event, Tenant shall pay to Landlord within twenty (20) days following written demand therefor, any amounts so billed.

                  (E) Tenant's obligations for payments under this Article 41 covering any periods within the term of this Lease or any renewal, extension or hold-over term shall survive this expiration or termination of this Lease.

         42. Insurance. (A) Landlord shall obtain and maintain in effect during the term of this Lease a policy or policies of insurance (i) covering the improvements constituting the Shopping Center (including the Common Areas, but excluding Tenant's leasehold improvements, trade fixtures and other property required to be insured by Tenant) in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations, and footings), as determined from time to time, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with such other risks, and with such deductibles, as Landlord may from time to time determine, and (ii) public liability insurance covering the parking areas and other Common Areas with a combined single limit of at least One Million Dollars ($1,000,000.00); or in such greater coverage amounts and for such additional risks as Landlord in its exclusive discretion may determine from time to time. The cost of the premiums for any such policies shall be included in the Landlord's Common Area Maintenance costs. Any such insurance may be effected by a separate policy or policies, or a policy or policies of blanket insurance covering additional items or locations or insured, at Landlord's option and discretion. Tenant shall have no rights in any policy maintained by Landlord, nor to any insurance proceeds or refunds thereunder, and shall not, by reason of payment by Tenant as part of Common Area Maintenance costs of its pro rata share of Landlord's premiums therefor, be entitled to be a named insured thereunder.

             (B) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the term of this Lease, policies providing at least the following coverages:

                  (i) a comprehensive policy of general liability insurance covering the leased premises and Tenant's use thereof against claims for personal injury or death or property damage occurring upon, in or about the leased premises, in at least the limits stipulated in Article 26;

                  (ii) insurance covering Tenant's leasehold improvements, trade fixtures, equipment, and personal property from time to time in, on or upon the leased premises, in an amount of not less than eighty percent (80%) of the full replacement value of said items, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant's insurance company first to pay for the repair, reconstruction, restoration or replacement of the property damaged or destroyed; and

                  (iii) plate glass insurance covering all plate glass in the leased premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass, and will repair or replace same promptly when and as necessary.

             (C) All insurance policies herein required to be procured by Tenant (i) shall be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the State of Maryland and reasonably satisfactory to Landlord, (ii) shall be issued in the names of Landlord, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant, (iii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Rent Commencement Date and at least fifteen
(15) days before any such insurance policy shall expire, Tenant shall deliver to Landlord either (i) certificates of insurance for, or (ii) certified copies of, or (iii) duplicate originals of, each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the demised premises and other locations of Tenant (provided same includes allocated amounts for the demised premises at least equal to those herein required), and if Tenant includes the demised premises in such blanket coverage Tenant shall deliver to Landlord, as aforesaid, a duplicate original or certified copy of each such insurance policy or a certificate evidencing such insurance. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that, unless Landlord shall first have been given at least fifteen (15) days prior written notice thereof; (i) such insurance policy shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material change may be made in such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage herein required to be procured by Tenant, Landlord, at its option and discretion (but without obligation to do so) shall have the right to obtain the same and pay the premiums therefore for a period not exceeding one
(1) year in advance in each instance, and the premiums so paid by Landlord shall be immediately payable by Tenant to Landlord as additional rent.

             (D) Notwithstanding any contrary provision of this Lease, each party hereby releases the other party from any liability or responsibility for any loss or damage to the releasing party's property insured under valid and collectible insurance, subject to the limitation that this release shall only apply when permitted by the applicable policy of insurance pursuant to a waiver of subrogation clause. It is the intention of this paragraph (D) that neither party shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any lost or damage to the other party's property where such waiver is permitted by the applicable insurance policy. Each party shall obtain policies containing an express waiver of any right of subrogation by the insurance company against the other party if same is available. The release set forth in the first sentence of this paragraph (D) shall apply even if the loss or damage shall have been caused by the negligence of the other party, the other party shall furnish the requesting party with evidence of the inclusion of such waiver of subrogation clause or endorsement in such policies, and either party shall notify the other party if such clause or endorsement is thereafter deleted from such policies or any renewals thereof.

         43. Additional Rent: Late Charges. (A) If Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease, or if Landlord elects to cure any default of Tenant under this Lease, or incurs any other expense arising from a default by Tenant (including, without limitation, court costs and reasonable attorney's fees and disbursements instituting, prosecuting or defending any suits, actions or proceedings (including any bankruptcy or insolvency proceedings) to enforce Landlord's right sunder this or any other Article of this Lease or otherwise), the sums so paid by Landlord with all interest, costs and damages shall be paid by Tenant to Landlord upon written demand, whether or not suit is brought.

         (B) If Tenant shall fail to pay within five (5) days from the due date thereof any installment of Minimum Annual Rent, [Percentage Rent] or additional rent or any other sums due hereunder, then and in such event Landlord shall be entitled, in addition to any other legal or equitable remedies to which it may be entitled, to a late payment charge in an amount equal to ten percent (10%) of each such rent installment or other payment overdue (the "Late Charge"), and Tenant shall pay to Landlord the Late Charge and the installment overdue within five (5) days after demand. Further, if Tenant is in default in any installments of Minimum Annual Rent, Percentage Rent and/or any payments of additional rent hereunder, more than twice during any Lease Year, then Landlord at its option may require that all future payments of Minimum Annual Rent, Percentage Rent, and additional rentals and other sums thereafter payable hereunder by Tenant for the twelve (12) month period following the second of such defaults, be made by certified or cashier's check (in addition to and not in limitation of any other remedies available to Landlord under this Lease).

         44. Quiet Enjoyment. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the demised premises, without any interruption or disturbance from Landlord, subject to the terms hereof.

         45. Transfer of Landlord's Interest; Landlord's Liability. Notwithstanding any provision of this Lease to the contrary, in the event of the sale or other transfer of Landlord's interest in the demised premises or the Shopping Center, (i) Landlord shall thereupon and without further act by either party hereto be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing, and (ii) it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord hereunder thereafter accruing. The liability of Landlord hereunder shall be limited to the assets and properties of the ownership entity owning the Shopping Center. In no event shall any general partners of Landlord have any personal liability under this Lease.

         46. No Waiver. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. The acceptance by Landlord of rent, with knowledge of any breach by Tenant of any condition or covenant of this Lease, shall not be deemed a waiver of such breach, nor shall the acceptance by Landlord of rent after the termination in any way of this Lease or after giving any notice by Landlord operate to reinstate, continue, or extend the Lease Term, or affect any notice. No receipt of any rent after the commencement of suit, or after final judgement for possession of the demised premises, shall reinstate, continue, or extend the Lease Term or affect said suit or said judgement. No waiver with respect to another tenant shall constitute a waiver in favor of Tenant. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless such waiver be signed in writing by Landlord.

         47. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

         48. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth on Exhibit "B" attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each rule or regulation shall be deemed as a covenant of this Lease to be performed and observed by Tenant.

         49. Modification. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties or their duly authorized agents.

         50. Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice from Landlord, to execute, acknowledge and deliver to, Landlord, or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the demised premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not, to the best knowledge of Tenant Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Tenant should be sent or which is known to Tenant, and (v) giving such other information concerning this Lease and the leased premises as Landlord, or the addressee of the statement, shall reasonably request, including, without limitation, the above information with variations in style or wording. Any such statement delivered pursuant hereto may be relied upon by any owner of the Shopping Center, any prospective purchase of the Shopping Center, any mortgagee or prospective mortgagee of the Shopping Center, or any interest therein, or any prospective assignee of any such mortgagee.

         51. Waiver of Jury Trial. Tenant hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other, or any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the leased premises.

         53. Miscellaneous.


             (A) Any party may act under this Lease by its attorney or agent appointed by an instrument executed by such party.

             (B) Whenever the word "including" is used herein, it shall be deemed to mean "including but not limited to".

             (C) The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

             (D) This Lease has been executed in several counterparts; but the counterparts shall constitute but one and the same instrument.

             (E) This Lease shall be construed under the laws of the State of Maryland.

             (F) The paragraph captions and heading hereof are for convenience of reference only and shall not be deemed to limit, affect or interpret the provisions of this Lease.

             (G) All power of approval and consent herein conferred on Landlord, and any exercise thereof and conditions imposed in granting same, are solely for Landlord's protection and benefit, and shall not constitute a representation or warranty of any kind from Landlord or its agents or representations as to the legality , technical sufficiency, accuracy, compliance with life-health-safety requirements or any other matter concerning any plans, specifications, assignee, sublessee, instruments, financial statements, insurance policies or other matters to which such consent, approval or conditions apply.

             (H) Regarding all covenants, agreements, obligations, performance and undertakings of Tenant under this Lease, time is hereby agreed to be of the essence.

         54. Hazardous Materials. Tenant shall not install in, on or about the premises any hazardous materials, including but not limited to asbestos, PCB'S, UREA formaldehyde insulation, lead-based paint or any other toxic or hazardous materials or substances of any kind; or any other materials which violate laws or may be required to be removed from the demised premises by applicable laws. Tenant at its own expense shall remove such items promptly on Landlord's request and shall indemnify, defend and hold harmless Landlord and its agents, partners and mortgagees therefrom and from all loss, cost, damage, liability and expense arising therefrom.

                           (Signature Page to Follow)

        IN WITNESS WHEREOF, the parties hereto have duly signed these presents and affixed their respective seals on the date first above written.

WITNESS:                            LANDLORD:

                                    PIKE SHOPPING CENTER LIMITED PARTNERSHIP


                                    By: /s/ RALPH S. DWECK        (SEAL)
--------------------                   ---------------------------
                                        Ralph S. Dweck, General Partner

                                    By:    DWECK MANAGEMENT, INC.
                                           (General Partner)

                                    By: /s/ RALPH S. DWECK
                                       --------------------------
                                        Ralph S. Dweck, President




ATTEST:                             TENANT:


/s/ LAURIE ANN LEE                   By:    /s/ CAROL L. RIGG (SEAL)
--------------------                        --------------------------
Laurie Ann Lee                       Bank of Baltimore   Carol L. Rigg
Vice President                       Title:  Senior Vice President

                                   EXHIBIT "A"

                          Common Area Maintenance Costs

         Common area maintenance costs shall include all costs and expenses of every kind and nature as may be paid or incurred by Landlord in operating, policing, protecting, managing, equipping, lighting, repairing, replacing and maintaining the common areas and facilities, including, but not limited to, the cost and expense of:

                  (i) operating, maintaining, repairing, replacing, lighting, cleaning, sweeping, painting and resurfacing of the common areas and facilities, including, but not limited to: parking lots, curbs, gutters, sidewalks, paving, vehicle area lighting facilities, lighting and sound facilities, storm and sanitary drainage systems and other utility conduits, systems, ducts and similar items, fire protection systems, sprinkler systems, utility sprinkler and security alarm systems, Shopping Center signs on and off the Shopping Center site, retaining walls, curbs, gutters, fences, sidewalks, canopies, steps, and ramps in the common areas, exclusive of casualty loss replacement covered by insurance;

                  (ii) a reserve for resurfacing the parking lot, curbs, gutters and sidewalks calculated on a 10-year life (which reserve will be maintained in a separate interest-bearing account for the purpose of paying said expenditures when they occur);

                  (iii) gardening, landscaping and maintenance of grass, trees and shrubbery;

                  (iv) all premiums for all insurance maintained by Landlord in connection with the Shopping Center, including, without limitation: liability for bodily injury, death and property damage; insurance on the Shopping Center (including the common areas) against fire, extended coverage, theft or other casualties; workman's compensation; plate glass insurance for glass exclusively serving the common areas; sign insurance; and (if available and deemed advisable by Landlord) loss of rent insurance for up to a 12-months period;

                  (v) security;

                  (vi) personal property taxes on equipment and system in, pertaining to, or used in maintaining and operating the common areas and outdoor areas;

                  (vii) utility charges and other costs of lighting the common areas, the vehicle areas, Shopping Center signs and other like facilities;

                  (viii) vehicle area line painting, and removal of snow and ice;

                  (ix) collection and removal of trash from all outdoor arms in the Shopping Center;

                  (x) equipment, machinery and supplies used in the operation and maintenance of the common areas (including cleaning and snow removal equipment) and of Shopping Center signs, fixtures and furnishings (including the cost of inspection and depreciation thereof unless the original cost was included in the common area maintenance costs, which depreciation shall be calculated on a straight-line basis and on lives based upon the Internal Revenue Service guidelines from time to time extant);

                  (xi) power and fuel for operating common area equipment and systems, and for operating vehicles and equipment used for cleaning, maintenance and snow removal; and

                  (xii) salaries of personnel directly engaged in operating, cleaning and maintaining the common areas (including security personnel and parking attendants), and all related payroll charges, benefits and taxes.

                  (xiii) real estate taxes and assessments pertaining, to the common areas, to the extent not included in Article 11 of the Lease.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS


         Tenant shall, at all times during the term of the Lease:

         1. Use, maintain and occupy the premises in a careful, safe, proper and lawful manner, and keep the premises and its appurtences in a clean and safe condition;

         2. Keep all glass in the doors and windows of the premises clean and in good repair;

         3. Not place, maintain or sell any merchandise in any vestibule or entry to the premises, on the sidewalks or mall areas adjacent to the premises, or elsewhere on the outside of the premises without the prior written consent of Landlord;

         4. Keep the premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests;

         5. Not permit undue accumulations of garbage, trash, rubbish and other refuse; and will keep such items in closed containers within the interior of the premises until removed;

         6. Not use, permit or suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such manner that the sound emanating therefrom or caused thereby shall be audible beyond the interior of the premises;

         7. Light the show windows and exterior signs of the premises to the extent required in the Lease;

         8. Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the premises;

         9. Not cause or permit objectionable odors to emanate or be dispelled from the premises;

         10. Not overload the floors or electrical wiring, and not install any additional electrical wiring or plumbing, without Landlord's prior written consent;

         11. Not use show windows in the premises for any purpose other than display of merchandise for sale in a neat and attractive manner;

         12. Not conduct or permit any public or private auction to be conducted on or from the premises; and

         13. Not solicit business in the common areas of the Center or distribute handbills or other advertising materials in the common areas, and if this provision is violated, Tenant shall pay Landlord the cost of collecting same from the common areas for trash disposal.

         14. All loading and unloading of goods shall be done in Tenant's loading area, except for customer pick up and deliveries.

         15. No aerial shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

         16. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the premises without the prior written consent of Landlord.

         17. If the leased premises are equipped with heating facilities Separate from those in the remainder of the Shopping Center. Tenant shall keep the leased premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

         18. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall, have caused it.

         19. Tenant shall not burn any trash or garbage of any kind in or about the leased premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.